As filed with the Securities and Exchange Commission on May 9, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Agenus Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3 Forbes Road, Lexington, MA 02421

(Address of principal executive offices, including zip code)

2009 EQUITY INCENTIVE PLAN

(Full title of the plan)

Garo H. Armen, Ph.D

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

781-674-4400

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gerald E. Quirk, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

(617) 248-5000

(617) 248-4000 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.01 par value per share	4,000,000 shares	$2.62	$10,480,000	$1,349.82

(1)	Pursuant to Rules 457(c) and 457(h)(l) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported on the NASDAQ Capital Market on May 8, 2014.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

Explanatory Note

This registration statement on Form S-8 is being filed to register an additional 4,000,000 shares of common stock of Agenus Inc. (the “Registrant”) issuable under the Registrant’s 2009 Equity Incentive Plan, as amended (the “Plan”).

Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the registration statements on Form S-8, File Nos. 333-189926, 333-183066 and 333-160084, filed by the Registrant on July 12, 2013, August 3, 2012 and June 19, 2009, respectively, relating to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference herein and shall be deemed as part hereof:

a)	our Annual Report on Form 10-K for the year ended December 31, 2013;

b)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

c)	our Current Reports on Form 8-K filed on April 28, 2014, April 25, 2014, April 2, 2014, March 20, 2014, March 5, 2014, February 21, 2014, February 13, 2014 (as amended by our Current Report on Form 8-K/A filed on April 29, 2014), February 6, 2014, February 4, 2014, January 21, 2014, January 14, 2014 and January 13, 2014 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

d)	our Proxy Statement on Schedule 14A filed with the SEC on March 10, 2014; and

e)	the description of our common stock contained in our registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on January 24, 2000, including any amendment or reports filed for the purpose of updating such descriptions.

All documents filed after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereunder have been sold or which deregisters all shares of common stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

You should rely only on information contained or incorporated by reference in this Registration Statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Item 8.	Exhibits.

See Exhibit Index following the signature page of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of May, 2014.

Agenus Inc.

By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D.
Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Agenus Inc., hereby severally constitute and appoint Garo Armen, Karen Higgins Valentine and Christine M. Klaskin, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 9, 2014:

Signature	Title

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Christine M. Klaskin Christine M. Klaskin	Vice President, Finance (Principal Accounting Officer and Principal Financial Officer)

/s/ Brian Corvese	Director
Brian Corvese

/s/ Tom Dechaene	Director
Tom Dechaene

/s/ Wadih Jordan	Director
Wadih Jordan

/s/ Shahzad Malik	Director
Shahzad Malik

/s/ Shalini Sharp	Director
Shalini Sharp

/s/ Timothy R. Wright	Director
Timothy R. Wright

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 10, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 11, 2007 and incorporated herein by reference.

4.3	Certificate of Ownership and Merger changing the name of the corporation to Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on January 6, 2011 and incorporated herein by reference.

4.4	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on September 30, 2011 and incorporated herein by reference.

4.5	Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1.4 to our Quarterly Report on Form 10-Q (File No. 000-29089) filed on August 8, 2012 and incorporated herein by reference.

4.6	Certificate of Fourth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on April 25, 2014 and incorporated herein by reference.

4.7	Fifth Amended and Restated By-laws of Agenus Inc. Filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 000-29089) filed on January 6, 2011 and incorporated herein by reference.

4.8	Form of Common Stock Certificate. Filed as Exhibit 4.1 to Current Report on Form 8-K (File No. 000-29089) filed January 6, 2011 and incorporated herein by reference.

5.1	Opinion of Choate, Hall & Stewart LLP dated May 9, 2014. Filed herewith.

23.1	Consent of Choate, Hall & Stewart LLP (included in Opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm. Filed herewith.

23.3	Consent of Ernst & Young Ltd, independent auditors to 4-Antibody AG. Filed herewith.

24.4	Power of Attorney (included on signature page of this registration statement).

99.1	2009 Equity Incentive Plan, as amended through April 23, 2013. Filed as Appendix A to our Definitive Proxy Statement on Schedule 14A filed on April 23, 2013 and incorporated herein by reference.

99.2	Amendment No. 3 to 2009 Equity Incentive Plan. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-29089) filed on April 25, 2014 and incorporated herein by reference.